Exhibit 99.1

Occam Networks Announces Completion of Terawave Asset Acquisition
Friday October 26, 9:00 am ET

GPON Products and Technology Added to Occam Portfolio

SANTA BARBARA, Calif.—(BUSINESS WIRE)—Occam Networks® Inc. (NASDAQ:OCNW - News), a leading supplier of innovative Ethernet and IP-based loop carrier equipment to telecommunications companies, announced today that it has completed its purchase of certain assets of Terawave Communications, Inc., a leading GPON innovator.

“Terawave is both a leading developer of GPON technology and brings important licensing agreements to Occam Networks,” said Bob Howard-Anderson, Occam’s President and CEO. “The purchase adds GPON MAC and PHY intellectual property to Occam’s solutions suite that offers perhaps the best performance in the industry. It also broadens our market reach to include cable and international arenas.”

Among the assets of Terawave acquired by Occam are the following:

•                  FSAN ITU G.984 GPON interoperable technology,

•                  Technology focused on GPON physical interfaces,

•                  Products and technology directed towards Metro Ethernet, and

•                  Technology license agreements with two leading silicon manufacturers: Ikanos Communications, Inc. and Mindspeed Technologies, Inc.

These technologies and products are designed to comply with relevant ITU-T G.983 and G.984, and MEF standards.

The purchase price paid by Occam for the assets of Terawave included $3.2 million in cash, cancellation of bridge financing of $1.9 million, seller’s legal fees of $0.2 million and the assumption of certain liabilities and purchase commitments of Terawave. Occam will also incur transaction and integration-related expenses in connection with the acquisition.

About Occam Networks Inc.

Occam Networks’ broadband access solutions empower service providers to offer new voice, data, and video services over copper and fiber. Occam systems deliver flexibility and scalability in a Triple Play world. Over 1.6 million BLC 6000 ports are currently deployed at over 260 service providers in North America and the Caribbean. For more information, please visit www.occamnetworks.com.

Cautionary Note about Forward-Looking Statements

Portions of this press release may contain forward-looking statements regarding future events or the future performance of Occam Networks, in particular statements predicting technological, product, and sales and marketing benefits from Occam’s purchase of certain assets of Terawave Communications. Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from any future performance suggested in such statements. The acquisition and attempted integration of new businesses and technologies involve substantial risks, each of which could have a material adverse effect on our business or operating results.

Risks associated with the purchase of certain assets of Terawave include (i) the risk that Occam fails to obtain and retain anticipated synergies, including any increases in revenue, from the acquisition of Terawave and the integration of its products, technologies, customers, and business; (ii) technical risks associated with the integration of acquired technologies, particularly if Occam is unable to integrate the technologies within the timeframes and at the cost Occam currently expects; (iii) Occam’s lack of experience in acquiring and integrating new technologies and businesses; (iv) Occam’s inexperience at conducting business operations outside North America, where a number of Terawave’s customers are located; (v) any inability to achieve business and financial objectives of the asset purchase; (vi) the ability to acquire, manage and maintain key customer and supplier relationships, including the relationships identified above with Ikanos, and Mindspeed; and (vii) the ability of Occam to hire and retain key Terawave employees after the asset purchase is completed.

Occam does not undertake any obligation to publicly update any forward-looking statements as a result of new information, future events or otherwise. Please also refer to the company’s most recent quarterly report on Form 10-Q, annual report on Form 10-K and other filings with the SEC. These filings contain and identify other important factors that could cause actual results to differ materially from those contained in any forward-looking statements.

Occam Networks and Occam BLC 6000 are either registered trademarks or trademarks of Occam Networks Inc. in the United States and/or other countries.

All other trademarks mentioned are the property of their respective owners.

Contact:

Occam Networks

Chris Farrell, 1-805-692-2957

cfarrell@occamnetworks.com

or

Stearns Johnson Communications

Tim Johnson, 1-415-397-7600

tjohnson@stearnsjohnson.com

Source: Occam Networks Inc.